Exhibit 99.1

Independent Bank Corp. Reports Second Quarter 2009 Earnings

Net Interest Income and Margin Increase; Strong Commercial Loan Growth; Company Closes on Benjamin Franklin Acquisition

ROCKLAND, Mass.--(BUSINESS WIRE)--July 23, 2009--Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced net income of $660,000 for the second quarter of 2009. This compares with net income of $6.4 million for the first quarter of 2009. The decrease in net income from the prior quarter is primarily due to merger and acquisition expenses associated with the Benjamin Franklin Bancorp. Inc. acquisition, increased FDIC deposit premium fees, and other-than-temporary impairment charges on investment securities partially offset by a gain realized on certain exited interest rate hedge positions.

On a diluted earnings per share basis the Company reported a loss of ($0.19) for the quarter as compared to earnings of $0.32 in the linked quarter period. The Company’s repayment of the United States Treasury Department’s (“Treasury”) Capital Purchase Program (“CPP”) preferred stock resulted in a one time $4.4 million deemed dividend charge, which decreased net income available to common shareholders by $0.22 per diluted share, negatively impacting the second quarter’s performance.

Second quarter 2009 results included certain items which management considers non-core. These items, net of tax, are merger and acquisition expenses of $8.7 million, a gain of $2.4 million on the sale of derivatives and the aforementioned deemed preferred stock dividend of $4.4 million. Excluding these items, net operating earnings were $6.8 million, or $0.33 on a per diluted share basis, for the quarter ended June 30, 2009 compared to net operating earnings and diluted earnings per share for the quarters which ended March 31, 2009 and June 30, 2008 of $5.3 million and $0.33, and $7.0 million and $0.43, respectively. A reconciliation table which sets forth the computation of net operating earnings is included in the financial statement schedules attached to this press release.

Christopher Oddleifson, President and Chief Executive Officer, stated, “Rockland Trust produced solid operating earnings driven by our core businesses, most notably commercial loan growth. The second quarter was very eventful in terms of accomplishments and moving the Rockland Trust franchise forward. We finalized the Benjamin Franklin acquisition, uniting two healthy, growing banks. We also were among a select group to be awarded federal tax credits for community lending programs. While the overall economic environment remains challenging, our strong capital base and long-term disciplined management approach position us well going forward.”

BENJAMIN FRANKLIN ACQUISITION

On April 10, 2009 the Company announced it had successfully closed its acquisition of Benjamin Franklin Bancorp. (the “Acquisition”) adding 11 branches, $687.4 million in loans and $701.4 million in deposits to its franchise. Below is a summary of the net assets acquired, at fair value, from Ben Franklin.

Net Assets Acquired
Assets:
Cash	$98,089
Investments	147,548
Loans	687,444
Premises and Equipment	5,919
Goodwill	12,193
Core Deposit & Other Intangible	7,616
Other Assets	47,639
Total Assets Acquired	1,006,448

Liabilities:
Deposits	701,407
Borrowings	196,105
Other Liabilities	24,433
Total Liabilities Assumed	921,945

Purchase Price	$84,503

BALANCE SHEET

Total assets increased by $688.6 million, or 18.3%, to $4.5 billion at June 30, 2009 as compared to March 31, 2009. The acquired balance sheet was reduced as management determined it appropriate to de-lever most of the positions in investment securities and borrowings resulting in a smaller post-acquisition balance sheet.

Total loans were $3.4 billion and $2.7 billion at June 30, 2009 and March 31, 2009 compared to $2.6 billion at June 30, 2008. During the second quarter of 2009 loans grew by $700.4 million, or 26.2%. The Acquisition added $687.4 million in loan growth at the date of Acquisition. Organic loan growth was concentrated in the commercial and commercial real estate category, 15.5% on an annualized basis driven by strong commercial and industrial growth, while the residential and indirect auto lending portfolios contracted. The following table summarizes loan growth for the quarter.

	June 30,	March 31,	Ben	Organic
	2009	2009	Acquisition	Growth/(Loss)
	(Dollars in Thousands)
Loans
Commercial and Commercial Real Estate Loans	$2,053,460	$1,588,861	$402,947	$61,652
Small Business	86,378	87,137	-	(759)
Residential Real Estate	639,355	438,258	241,239	(40,142)
Consumer - Home Equity	458,435	411,097	41,125	6,213
Consumer - Other	140,378	152,222	2,133	(13,977)
Total Loans	$3,378,006	$2,677,575	$687,444	$12,987

Securities increased by $82.5 million, or 13.9%, during the quarter ended June 30, 2009, primarily attributable to the Acquisition and purchases made during the quarter.

Total deposits increased by $671.2 million, or 25.3%, during the quarter ending June 30, 2009, as compared to March 31, 2009. Of the increase, $701.4 million is a result of the Benjamin Franklin acquired deposits before any anticipated run-off, partially offset by reductions in the time deposit category to manage the Company’s cost of funds. The following table summarizes deposit growth during the quarter ended June 30, 2009.

	June 30,	March 31,	Ben	Organic
	2009	2009	Acquisition	Growth/(Loss)
	(Dollars in Thousands)
Deposits
Demand Deposits	$699,173	$541,038	$122,391	$35,744
Savings and Interest Checking Accounts	987,202	765,258	172,263	49,681
Money Market	667,665	536,808	164,369	(33,512)
Time Certificates of Deposit	970,903	810,637	242,384	(82,118)
Total Deposits	$3,324,943	$2,653,741	$701,407	$(30,205)

Borrowings decreased by $4.5 million, or (0.7%), during the quarter ending June 30, 2009, as compared to March 31, 2009.

Stockholders’ equity at June 30, 2009 totaled $397.6 million as compared to $393.5 million at March 31, 2009. The Tier 1 leverage capital ratio at June 30, 2009 was 7.60%, maintaining the Company’s well-capitalized position.

CAPITAL PURCHASE PROGRAM REPAYMENT

On April 22, 2009 the Company repaid $78.2 million in preferred stock to the U.S. Treasury in conjunction with its exit from the Capital Purchase Program. As a result, during the quarter the Company recorded a $4.4 million non-cash deemed dividend, amounting to $0.22 per diluted share, associated with the repayment of the preferred stock to the U.S. Treasury and the remaining $141,000 preferred stock dividend for the quarter. The Company also repurchased a common stock warrant issued to the Treasury for $2.2 million, the cost of which, is recorded as a reduction in capital, in accordance with Generally Accepted Accounting Principles.

NET INTEREST INCOME

Comparing the quarter ended June 30, 2009 to the quarter ended March 31, 2009, net interest income increased $9.1 million, or 30.4% attributable to a larger balance sheet and an expanded net interest margin. The net interest margin for the comparable periods was 3.88% and 3.57%, respectively. The primary reason for these increases is active management of deposit costs and purchase accounting adjustments.

NON-INTEREST INCOME

The Company recorded non-interest income of $13.2 million during the second quarter of 2009, an increase of $2.8 million when compared to the quarter ended March 31, 2009. The change in non-interest income is primarily attributable to the Acquisition and is composed of the following:

  Service charges on deposit accounts increased by $610,000, or 16.7%.
  Wealth management revenue increased by $380,000, or 16.3%, this increase is mainly due to tax preparation fees. Assets under management remain stable at $1.2 billion.
  Mortgage banking income increased by $840,000, or 72.7%, as a result of increased sales activity and increased originations due to low interest rates. The balance of the mortgage servicing asset was $2.7 million and $1.5 million at June 30, 2009 and March 31, 2009, respectively, and loans serviced amounted to $380.9 million and $237.9 million, respectively.
  During the second quarter of 2009, the Company recorded a $3.8 million gain, primarily a result of unwinding certain borrowings and their associated hedge positions as a result of strong balance sheet liquidity. The Company recognized $1.4 million in gains on the sale of securities during the first quarter of 2009.
  The Company deemed certain pooled trust preferred securities and one private collateralized mortgage backed security to be other-than-temporarily impaired ("OTTI") in the quarter. The Company recorded total credit related impairment charges through earnings of $1.7 million, pre-tax. The Company recorded no OTTI during the first quarter of 2009.
  Other non-interest income increased by $245,000, or (19.9%).

NON-INTEREST EXPENSE

The Company recorded non-interest expense of $46.6 million in the second quarter of 2009, an increase of $18.2 million, or 64.5%, when compared to the quarter ended March 31, 2009.

  Salaries and employee benefits increased by $2.3 million, or 15.3%, primarily attributable to the Acquisition, commissions, and incentive programs.
  Occupancy and equipment expense increased by $431,000, or 11.6%, mainly due to increases in rent and maintenance costs due to the acquired locations.
  The Company recorded merger and acquisition expenses of $10.8 million and $1.5 million for the quarters ended June 30, 2009 and March 31, 2009, associated with the Acquisition, consistent with new accounting standards effective January 1, 2009 regarding business combinations.
  FDIC deposit insurance fees increased by $3.3 million largely due to a $2.1 million, or $0.06 per share (net of tax) special assessment imposed to replenish the Deposit Insurance Fund.
  Other non-interest expense increased by $2.7 million, or 43.7%, which is primarily attributable to the Acquisition.

The Company reported a return on average assets and a return on average common equity in the second quarter of 2009 of (0.35%) and (3.95%), respectively, as compared to 0.56% and 6.59% for the quarter ended March 31, 2009.

ASSET QUALITY

The allowance for loan losses was $40.1 million at June 30, 2009 as compared to $37.5 million at March 31, 2009. Nonperforming loans totaled $31.5 million, or 0.93% of total loans at June 30, 2009, as compared to $29.0 million, or 1.08% of total loans at March 31, 2009. The Company’s allowance for loan losses as a percentage of loans was 1.19% and 1.40% at June 30, 2009 and March 31, 2009, respectively, the decrease resulted from the Acquisition and new accounting rules in effect in 2009.

Loans obtained in connection with the Acquisition have been accounted for in accordance with Statement of Financial accounting Standards No. 141 (revised 2007), “Business Combinations” (“SFAS No. 141R”), and/or Statement of Position 03-3, “Accounting for Certain Loans or Debt Securities Acquired in a Transfer” (“SOP 03-3”), if the loan experienced deterioration of credit quality at the time of Acquisition. Both SFAS No. 141R and SOP 03-3 require that acquired loans be recorded at fair value and prohibit the carry over of the related allowance for credit losses. Determining the fair value of the acquired loans required estimating cash flows expected to be collected on the loans.

Excluding loans acquired at fair value the reserve to loan ratio at June 30, 2009 was 1.49%, a 9 basis point increase from the quarter ended March 31, 2009. The provision for loan losses was $4.5 million and $4.0 million, for the quarter ended June 30, 2009 and March 31, 2009, respectively. Net charge-offs were $5.4 million and $3.6 million for the periods ending June 30, 2009 and March 31, 2009, respectively.

NEW MARKETS TAX CREDIT AWARD

On May 27, 2009 the United States Secretary of the Treasury announced that Rockland Trust Community Development Corporation, a wholly-owned, second-tier subsidiary of the Company, was awarded $50 million in tax credit allocation authority under the federal New Markets Tax Credit Program. The Company will be eligible to receive tax credits over a seven year period totaling 39% of its award, or $19.5 million, as it begins to invest capital into the subsidiary which will lend to qualifying businesses in low income communities.

Christopher Oddleifson and Denis K. Sheahan, Chief Financial Officer, of Independent Bank Corp. and Rockland Trust Company, will host a conference call to discuss second quarter earnings at 10:00 a.m. Eastern Time on Friday, July 24, 2009. Internet access to the call is available on the Company’s website at http://www.RocklandTrust.com or by telephonic access by dial-in at 1-800-860-2442 reference: INDB. A replay of the call will be available by calling 1-877-344-7529, Replay Passcode: 431792. The web cast replay will be available until July 24, 2010 and the telephone replay will be available until August 4, 2009.

Independent Bank Corp., which has Rockland Trust Company as wholly-owned bank subsidiary, currently has approximately $4.5 billion in assets. Rockland Trust offers a wide range of commercial banking products and services, retail banking products and services, business and consumer loans, insurance products and services, and investment management services. To discover why Rockland Trust is the bank Where Each Relationship Matters®, visit www.RocklandTrust.com.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These non-GAAP measures may exclude significant gains or losses that are unusual in nature, such as securities losses. Because these gains and losses and their impact on the Company’s performance are difficult to predict, management believes that presentations of adjusted financial measures excluding the impact of these gains and losses provide useful information that is essential to a proper understanding of the operating results of the Company. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited - Dollars in Thousands)

				% Change	% Change
CONSOLIDATED BALANCE SHEETS	June 30,	March 31,	June 30,	June 2009 vs.	June 2009 vs.
	2009	2009	2008	March 2009	June 2008

Assets
Cash and Due From Banks	$75,905	$70,554	$89,719	7.58%	-15.40%
Fed Funds Sold and Short Term Investments	6,159	149,729	100	-95.89%	6059.00%
Securities
Trading Assets	22,926	2,580	3,185	788.60%	619.81%
Securities Available for Sale	581,241	558,541	426,894	4.06%	36.16%
Securities Held to Maturity	70,241	30,804	33,895	128.03%	107.23%
Total Securities	674,408	591,925	463,974	13.93%	45.35%

Loans
Commercial and Industrial	364,570	286,178	261,384	27.39%	39.48%
Commercial Real Estate	1,482,321	1,136,411	1,062,902	30.44%	39.46%
Commercial Construction	206,569	166,272	170,373	24.24%	21.25%
Small Business	86,378	87,137	86,430	-0.87%	-0.06%
Total Commercial	2,139,838	1,675,998	1,581,089	27.68%	35.34%
Residential Real Estate	599,166	406,119	417,304	47.53%	43.58%
Residential Construction	15,323	9,727	9,292	57.53%	64.91%
Residential Loans Held for Sale	24,866	22,412	9,171	10.95%	171.14%
Total Residential	639,355	438,258	435,767	45.89%	46.72%
Consumer - Home Equity	458,435	411,097	374,580	11.52%	22.39%
Consumer - Auto	105,064	116,375	141,046	-9.72%	-25.51%
Consumer - Other	35,314	35,847	42,783	-1.49%	-17.46%
Total Consumer	598,813	563,319	558,409	6.30%	7.24%
Total Loans	3,378,006	2,677,575	2,575,265	26.16%	31.17%
Less - Allowance for Loan Losses	(40,068)	(37,488)	(33,231)	6.88%	20.57%
Net Loans	3,337,938	2,640,087	2,542,034	26.43%	31.31%
Federal Home Loan Bank Stock	36,357	24,603	24,603	47.77%	47.77%
Bank Premises and Equipment	42,145	36,733	34,749	14.73%	21.28%
Goodwill and Core Deposit Intangible	144,865	125,726	126,914	15.22%	14.14%
Other Assets	137,282	127,082	105,365	8.03%	30.29%
Total Assets	$4,455,059	$3,766,439	$3,387,458	18.28%	31.52%

Liabilities and Stockholders' Equity
Deposits
Demand Deposits	$699,173	$541,038	$564,060	29.23%	23.95%
Savings and Interest Checking Accounts	987,202	765,258	696,457	29.00%	41.75%
Money Market	667,665	536,808	478,852	24.38%	39.43%
Time Certificates of Deposit	970,903	810,637	734,792	19.77%	32.13%
Total Deposits	3,324,943	2,653,741	2,474,161	25.29%	34.39%
Borrowings
Federal Home Loan Bank Borrowings	392,968	408,480	357,949	-3.80%	9.78%
Fed Funds Purchased and Assets Sold
Under Repurchase Agreements	179,317	169,616	157,114	5.72%	14.13%
Junior Subordinated Debentures	61,857	61,857	61,857	0.00%	0.00%
Subordinated Debentures	30,000	30,000	-	0.00%	0.00%
Other Borrowings	3,772	2,442	495	54.46%	662.02%
Total Borrowings	667,914	672,395	577,415	-0.67%	15.67%
Total Deposits and Borrowings	3,992,857	3,326,136	3,051,576	20.04%	30.85%
Other Liabilities	64,642	46,780	35,880	38.18%	80.16%
Stockholders' Equity
Preferred Stock	-	73,578	-	n/a	n/a
Common Stock	209	163	163	28.22%	28.22%
Additional Paid in Capital	224,594	142,140	137,201	58.01%	63.70%
Retained Earnings	176,012	184,387	171,337	-4.54%	2.73%
Accumulated Other Comprehensive Loss, Net of Tax	(3,255)	(6,745)	(8,699)	-51.74%	-62.58%
Total Stockholders' Equity	397,560	393,523	300,002	1.03%	32.52%
Total Liabilities and Stockholders' Equity	$4,455,059	$3,766,439	$3,387,458	18.28%	31.52%

CONSOLIDATED STATEMENTS OF INCOME	Three Months Ended
				% Change	% Change
	June 30,	March 31,	June 30,	Jun 09 vs	June 09 vs.
	2009	2009	2008	Mar. 09	June 08

INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$70	$198	$15	-64.65%	366.67%
Interest and Dividends on Securities	7,636	7,267	5,639	5.08%	35.41%
Interest on Loans	45,100	35,946	38,657	25.47%	16.67%
Total Interest Income	52,806	43,411	44,311	21.64%	19.17%
INTEREST EXPENSE
Interest on Deposits	8,441	8,407	9,539	0.40%	-11.51%
Interest on Borrowed Funds	5,265	5,015	4,929	4.99%	6.82%
Total Interest Expense	13,706	13,422	14,468	2.12%	-5.27%
Net Interest Income	39,100	29,989	29,843	30.38%	31.02%
Less - Provision for Loan Losses	4,468	4,000	1,902	11.70%	134.91%
Net Interest Income after Provision for Loan Losses	34,632	25,989	27,941	33.26%	23.95%
NON-INTEREST INCOME
Service Charges on Deposit Accounts	4,258	3,648	3,963	16.72%	7.44%
Wealth Management	2,710	2,330	3,114	16.31%	-12.97%
Mortgage Banking Income	1,996	1,156	960	72.66%	107.92%
BOLI Income	683	729	637	-6.31%	7.22%
FHLB Stock	-	-	244	n/a	-100.00%
Net Gain/(Loss) on Sale of Securities and Derivatives	3,753	1,379	-	172.15%	n/a
Other-Than-Temporary-Impairment on Securities	(1,653)	-	(1,850)	n/a	-10.65%
Other Non-Interest /Income	1,476	1,231	838	19.90%	76.13%
Total Non-Interest Income	13,223	10,473	7,906	26.26%	67.25%
NON-INTEREST EXPENSE
Salaries and Employee Benefits	17,134	14,859	14,945	15.31%	14.65%
Occupancy and Equipment Expenses	4,136	3,705	3,235	11.63%	27.85%
Data Processing and Facilities Management	1,604	1,416	1,421	13.28%	12.88%
Merger & Acquisition Expense	10,844	1,538	376	605.07%	2784.04%
FDIC assessment	3,852	536	53	618.66%	7167.92%
Other Non-Interest Expense	8,986	6,253	8,032	43.71%	11.88%
Total Non-Interest Expense	46,556	28,307	28,062	64.47%	65.90%
INCOME BEFORE INCOME TAXES	1,299	8,155	7,785	-84.07%	-83.31%
PROVISION FOR INCOME TAXES	639	1,767	1,965	-63.84%	-67.48%
NET INCOME	$660	$6,388	$5,820	-89.67%	-88.66%

PREFERRED STOCK DIVIDEND	$4,525	$1,173	$-	285.76%	n/a

NET (LOSS)/INCOME AVAILABLE TO COMMON SHAREHOLDERS	$(3,865)	$5,215	$5,820	-174.11%	-166.41%

BASIC EARNINGS PER SHARE	$(0.19)	$0.32	$0.36	-159.38%	-152.78%
DILUTED EARNINGS PER SHARE	$(0.19)	$0.32	$0.36	-159.38%	-152.78%
BASIC AVERAGE SHARES	20,360,046	16,285,955	16,268,009	25.02%	25.15%
DILUTED AVERAGE SHARES	20,385,609	16,303,836	16,346,749	25.04%	24.71%

PERFORMANCE RATIOS:
Net Interest Margin (FTE)	3.88%	3.57%	4.01%	8.68%	3.24%
Return on Average Assets	-0.35%	0.56%	0.70%	-162.50%	-150.00%
Return on Average Common Equity	-3.95%	6.59%	7.67%	-159.94%	-151.50%

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS (GAAP)	$(3,865)	$5,215	$5,820	-174.11%	-166.41%
Non-Interest Income Components
(Less)/Add - Net (Gain)/ Loss on Sale of Securities and Derivatives, net of tax	(2,439)	(896)	-
Non-Interest Expense Components
Add - Merger and Acquisition Expenses, net of tax	8,676	1,000	244
Add - Litigation Reserve, net of tax	-	-	975
Deemed Preferred Stock Dividend	4,384	-	-
NET OPERATING EARNINGS	$6,756	$5,319	$7,039	27.02%	-4.02%

Diluted Earnings Per Share, on an Operating Basis	$0.33	$0.33	$0.43	0.00%	-23.26%

CONSOLIDATED STATEMENTS OF INCOME
	Six Months		% Change
	June 30,	June 30,	June 2009 vs.
	2009	2008	June-08

INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$268	$35	665.71%
Interest and Dividends on Securities	14,902	11,169	33.42%
Interest on Loans	81,046	73,825	9.78%
Total Interest Income	96,216	85,029	13.16%
INTEREST EXPENSE
Interest on Deposits	16,848	19,854	-15.14%
Interest on Borrowed Funds	10,280	9,928	3.55%
Total Interest Expense	27,128	29,782	-8.91%
Net Interest Income	69,088	55,247	25.05%
Less - Provision for Loan Losses	8,468	3,245	160.96%
Net Interest Income after Provision for Loan Losses	60,620	52,002	16.57%
NON-INTEREST INCOME
Service Charges on Deposit Accounts	7,905	7,598	4.04%
Wealth Management	5,040	5,790	-12.95%
Mortgage Banking Income	3,153	2,073	52.10%
BOLI Income	1,413	1,158	22.02%
FHLB Stock	-	606	-100.00%
Net Gain/(Loss) on Sale of Securities and Derivatives	5,133	(609)	-942.86%
Other-Than-Temporary-Impairment on Securities	(1,653)	(1,850)	-10.65%
Other Non-Interest (Loss)/Income	2,706	1,740	55.52%
Total Non-Interest Income	23,697	16,506	43.57%
NON-INTEREST EXPENSE
Salaries and Employee Benefits	31,993	29,088	9.99%
Occupancy and Equipment Expenses	7,841	6,138	27.75%
Data Processing and Facilities Management	3,020	2,705	11.65%
Merger & Acquisition Expense	12,382	1,120	1005.54%
WorldCom Bond Loss Recovery	-	(418)	-100.00%
FDIC assessment	4,388	111	3853.15%
Other Non-Interest Expense	15,240	13,350	14.16%
Total Non-Interest Expense	74,864	52,094	43.71%
INCOME BEFORE INCOME TAXES	9,453	16,414	-42.41%
PROVISION FOR INCOME TAXES	2,406	4,286	-43.86%
NET INCOME	$7,047	$12,128	-41.89%

PREFERRED STOCK DIVIDEND	$5,698	$-	n/a

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,349	$12,128	-88.88%

BASIC EARNINGS PER SHARE	$0.07	$0.80	-91.25%
DILUTED EARNINGS PER SHARE	$0.07	$0.79	-91.14%
BASIC AVERAGE SHARES	18,345,457	15,193,327
DILUTED AVERAGE SHARES	18,366,798	15,269,941

PERFORMANCE RATIOS:
Net Interest Margin (FTE)	3.74%	3.94%	-5.08%
Return on Average Assets	0.07%	0.78%	-91.03%
Return on Average Common Equity	0.76%	8.73%	-91.29%

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS (GAAP)	$1,349	$12,128	-88.88%
Non-Interest Income Components
(Less)/Add - Net (Gain)/ Loss on Sale of Securities and Derivatives, net of tax	(3,336)	396
Non-Interest Expense Components
Add - Merger and Acquisition Expenses, net of tax	9,675	728
Add - Litigation Reserve, net of tax	-	975
Less - WorldCom Bond Loss Recovery, net of tax	-	(272)
Deemed Preferred Stock Dividend	4,384	-
NET OPERATING EARNINGS	$12,072	$13,955	-13.49%

Diluted Earnings Per Share, on an Operating Basis	$0.66	$0.91	-27.47%

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
Certain non-core items are included in the computation of earnings in accordance with United States of America generally accepted accounting principles (“GAAP”) in both 2008 and 2007 as indicated by the table below. In an effort to provide investors with information regarding the Company's results, the Company has disclosed the following non-GAAP information, which management believes provides useful information to the investor. This information should not be viewed as a substitute for operating results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP information which may be presented by other companies.
	Three Months Ended					Six Months Ended
				% Change	% Change			% Change
	June 30,	March 31,	June 30,	June 2009 vs.	June 2009 vs.	June 30,	June 30,	June 2009 vs.
	2009	2009	2008	March 2009	June 2008	2009	2008	June 2008

Non-Interest Income GAAP	$13,223	$10,473	$7,906	26.26%	67.25%	$23,697	$16,506	43.57%
(Less)/Add - Net (Gain)/ Loss on Sale of Securities	(3,753)	(1,379)	-	172.15%	n/a	(5,133)	609	-942.86%
Add - Other-Than-Temporary-Impairment on Securities	1,653	-	1,850	n/a	-10.65%	1,653	1,850	-10.65%
Non-Interest Income as Adjusted	$11,123	$9,094	$9,756	22.31%	14.01%	$20,217	$18,965	6.60%

Non-Interest Expense GAAP	$46,556	$28,307	$28,062	64.47%	65.90%	$74,864	$52,094	43.71%
Less - Merger & Acquisition Expenses	(10,844)	(1,538)	(376)	605.07%	2784.04%	(12,382)	(1,120)	1005.54%
Less - Litigation Reserve	-	-	(1,500)	n/a	n/a	-	(1,500)	-100.00%
Add - WorldCom Bond Loss Recovery	-	-	-	n/a	n/a	-	418	-100.00%
Non-Interest Expense as Adjusted	$35,712	$26,769	$26,186	33.41%	36.38%	$62,482	$49,892	25.23%

ASSET QUALITY
	For the Period Ending
	June 30,	March 31,	June 30,
	2009	2009	2008

	(Dollars in Thousands, Except Per Share Data)
Nonperforming Loans
Commercial & Industrial Loans	$4,808	$3,884	$403
Small Business Loans	1,743	1,638	935
Commercial Real Estate Loans	12,505	10,833	2,263
Residential Real Estate Loans	9,865	8,521	4,460
Installment Loans - Home Equity	1,695	2,940	1,380
Installment Loans - Auto	718	665	934
Installment Loans - Other	157	479	290
Total Nonperforming Loans	$31,491	28,960	10,665
Non-Accrual Securities	3,120	1,698	-
Other Assets in Possession	270	224	-
Other Real Estate Owned	6,102	1,764	1,393
Nonperforming Assets	40,983	32,646	12,058

Nonperforming Loans/Gross Loans	0.93%	1.08%	0.41%
Allowance for Loan Losses/Nonperforming Loans	127.24%	129.45%	311.59%
Gross Loans/Total Deposits	101.60%	100.90%	104.09%
Allowance for Loan Losses/Total Loans	1.19%	1.40%	1.29%

Net charge-offs (quarter-to-date)	$1,882	$3,560	$1,280
Net charge-offs to average loans (annualized)	0.23%	0.53%	0.20%

Financial Ratios
Book Value per Common Share	$19.01	$19.64	$18.44
Tangible Equity Ratio:
Tangible Common Capital/Tangible Assets	5.86%	5.33%	5.31%
Tangible Common Capital/Tangible Asset (proforma to include
the tax deductibility of goodwill and exclude impact of CPP) - Non-GAAP	6.33%	5.83%	5.75%
Tangible Common Book Value per Share (proforma to include
the tax deductibility of goodwill and exclude impact of CPP) - Non-GAAP	$13.11	$12.81	$11.53

Capital Adequacy
Tier one leverage capital ratio (1)	7.60%	9.77%	7.61%
(1) Estimated number for June 30, 2009

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA	Three Months Ended
(Unaudited - Dollars in Thousands)	June 30, 2009			March 31, 2009			June 30, 2008
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate	Balance	Paid	Rate
Interest-Earning Assets:

Federal Funds Sold and Short Term Investments	$86,883	$70	0.32%	$121,394	$198	0.65%	$754	$15	7.96%
Securities:
Trading Assets	13,965	44	1.26%	2,706	25	3.70%	3,446	39	4.53%
Taxable Investment Securities	632,587	7,370	4.66%	565,797	6,937	4.90%	420,204	5,126	4.88%
Non-taxable Investment Securities (1)	20,950	342	6.53%	30,161	469	6.22%	41,722	730	7.00%
Total Securities:	667,502	7,756	4.65%	598,664	7,431	4.97%	465,372	5,895	5.07%
Loans (1)	3,300,169	45,229	5.48%	2,667,073	36,065	5.41%	2,550,066	38,768	6.08%
Total Interest-Earning Assets	$4,054,554	$53,055	5.23%	$3,387,131	$43,694	5.16%	$3,016,192	$44,678	5.93%
Cash and Due from Banks	77,263			60,079			67,974
Federal Home Loan Bank Stock	35,065			24,603			24,603
Other Assets	299,108			251,307			228,552
Total Assets	$4,465,990			$3,723,120			$3,337,321
Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$964,929	$1,326	0.55%	$740,020	$996	0.54%	$691,150	$1,493	0.86%
Money Market	666,232	1,713	1.03%	518,438	1,696	1.31%	482,638	2,124	1.76%
Time Deposits	974,449	5,402	2.22%	831,196	5,715	2.75%	739,389	5,922	3.20%
Total interest-bearing deposits:	$2,605,610	$8,441	1.30%	$2,089,654	$8,407	1.61%	$1,913,177	$9,539	1.99%
Borrowings:
Federal Home Loan Bank Borrowings	$449,311	$2,972	2.65%	$410,126	$2,675	2.61%	$330,881	$2,762	3.34%
Federal Funds Purchased and Assets Sold
Under Repurchase Agreement	173,992	812	1.87%	172,884	856	1.98%	144,012	1,116	3.10%
Junior Subordinated Debentures	61,857	940	6.08%	61,857	947	6.12%	61,857	989	6.40%
Subordinated Debentures	30,000	541	7.21%	30,000	537	7.16%	-	-	-
Other Borrowings	2,105	-	0.00%	1,772	-	0.00%	10,757	62	2.31%
Total Borrowings:	717,265	5,265	2.94%	676,639	5,015	2.96%	547,507	4,929	3.60%
Total Interest-Bearing Liabilities	$3,322,875	$13,706	1.65%	$2,766,293	$13,422	1.94%	$2,460,684	$14,468	2.35%
Demand Deposits	673,448			530,425			547,048

Other Liabilities	61,582			42,405			26,114
Total Liabilities	$4,057,905			$3,339,123			$3,033,846
Stockholders' Equity	408,085			383,997			303,475
Total Liabilities and Stockholders' Equity	$4,465,990			$3,723,120			$3,337,321

Net Interest Income		$39,349			$30,272			$30,210

Interest Rate Spread (2)			3.58%			3.22%			3.58%

Net Interest Margin (3)			3.88%			3.57%			4.01%

Supplemental Information:
Total Deposits, including Demand Deposits	$3,279,058	$8,441		$2,620,079	$8,407		$2,460,225	$9,539
Cost of Total Deposits			1.03%			1.28%			1.55%
Total Funding Liabilities, including Demand Deposits	$3,996,323	$13,706		$3,296,718	$13,422		$3,007,732	$14,468
Cost of Total Funding Liabilities			1.37%			1.63%			1.92%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $249, $283, and $367 for the three months ended June 30, 2009, March 31, 2009, and June 30, 2008, respectively.
(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	Six Months Ended
(Unaudited - Dollars in Thousands)	June 30, 2009			June 30, 2008
		Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
Interest-Earning Assets:

Federal Funds Sold and Short Term Investments	$104,043	$268	0.52%	$689	$35	10.16%
Securities:
Trading Assets	8,367	69	1.65%	3,012	66	4.38%
Taxable Investment Securities	599,376	14,307	4.77%	412,262	10,150	4.92%
Non-taxable Investment Securities (1)	25,530	809	6.34%	43,778	1,466	6.70%
Total Securities:	633,273	15,185	4.80%	459,052	11,682	5.09%
Loans (1)	2,985,370	81,294	5.45%	2,378,702	74,053	6.23%
Total Interest-Earning Assets	$3,722,686	$96,747	5.20%	$2,838,443	$85,770	6.04%
Cash and Due from Banks	68,718			64,286
Federal Home Loan Bank Stock	29,863			22,033
Other Assets	275,340			199,440
Total Assets	$4,096,607			$3,124,202
Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$853,096	$2,322	0.54%	$643,469	$3,084	0.96%
Money Market	592,743	3,409	1.15%	474,349	4,702	1.98%
Time Deposits	903,218	11,117	2.46%	673,394	12,068	3.58%
Total interest-bearing deposits:	$2,349,057	$16,848	1.43%	$1,791,212	$19,854	2.22%
Borrowings:
Federal Home Loan Bank Borrowings	$429,827	$5,647	2.63%	$315,730	$5,704	3.61%
Federal Funds Purchased and Assets Sold
Under Repurchase Agreement	173,441	1,668	1.92%	141,644	2,270	3.21%
Junior Subordinated Debentures	61,857	1,887	6.10%	58,458	1,848	6.32%
Subordinated Debentures	30,000	1,078	7.19%	-	-	n/a
Other Borrowings	1,939	-	0.00%	7,597	106	2.79%
Total Borrowings:	697,064	10,280	2.95%	523,429	9,928	3.79%
Total Interest-Bearing Liabilities	$3,046,121	$27,128	1.78%	$2,314,641	$29,782	2.57%
Demand Deposits	602,331			511,033

Other Liabilities	52,048			20,793
Total Liabilities	$3,700,500			$2,846,467
Stockholders' Equity	396,107			277,735
Total Liabilities and Stockholders' Equity	$4,096,607			$3,124,202

Net Interest Income		$69,619			$55,988

Interest Rate Spread (2)			3.42%			3.47%

Net Interest Margin (3)			3.74%			3.94%

Supplemental Information:
Total Deposits, including Demand Deposits	$2,951,388	$16,848		$2,302,245	$19,854
Cost of Total Deposits			1.14%			1.72%
Total Funding Liabilities, including Demand Deposits	$3,648,452	$27,128		$2,825,674	$29,782
Cost of Total Funding Liabilities			1.49%			2.11%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $531 and $741 for the six months ended June 30, 2009, and June 30, 2008, respectively.
(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

Certain amounts in prior year financial statement have been reclassified to conform to the current year's presentation.

CONTACT:
Independent Bank Corp.
Chris Oddleifson, 781-982-6660
President and
Chief Executive Officer
or
Denis K. Sheahan, 781-982-6341
Chief Financial Officer